                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 29, 2005
       -------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  Salton, Inc.
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-19557                 36-3777824
----------------------------           ------------         --------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                1955 W. Field Court, Lake Forest, Illinois 60045
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (847) 803-4600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On September 29, 2005, Salton, Inc. ("Salton" or the "Company") completed the sale of its 52.6% ownership interest in Amalgamated Appliance Holdings Limited ("AMAP") to a group of investors led by Interactive Capital (Proprietary) Limited for R 518 682 520 (five hundred and eighteen million six hundred and eighty-two thousand five hundred and twenty rand) or approximately $80 million, net of expenses. The sale of AMAP was made pursuant to a Sale Agreement dated August 29, 2005. Prior to this transaction, no material relationship existed between Salton and Interactive Capital, or their respective affiliates, directors or officers, or any associates of their directors and officers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro Forma Financial Information

         The unaudited pro forma condensed consolidated financial information shown below is based on audited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the disposition of AMAP (the "Transaction").

         The unaudited pro forma condensed consolidated balance sheet of the Company reflects the Transaction as if it occurred on July 2, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended July 2, 2005 reflects the Transaction as if it had occurred on July 4, 2004. The pro forma adjustments are based on the operating results for AMAP during the period presented and gains resulting from the Transaction.

         The pro forma financial information is based on presently available information and is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified. The pro forma gains on the Transaction is based on book values of assets and liabilities, as well as interest rates and exchange rates as of July 2, 2005. The final accounting for the Transaction will be finalized prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2005. The Company's actual recording of the Transaction may differ from the pro forma financial information. The pro forma financial information does not purport to indicate the future consolidated financial position or future consolidated results of operations of the Company.

SALTON, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JULY 2, 2005
(IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS
                                                                   DISPOSITION OF
                                                      HISTORICAL      AMAP (1)         PRO FORMA
Current Assets:
  Cash                                                $  50,791      $ (35,934)        $  14,857
  Compensating balances on deposit                       34,355              -            34,355
  Accounts receivable                                   166,089        (25,909)          140,180
  Inventories                                           233,414        (38,349)          195,065
  Asset held for sale                                       998              -               998
  Prepaid expenses and other current assets              17,086         (1,039)           16,047
  Deferred income taxes                                   6,220           (697)            5,523
                                                      ---------      ---------         ---------
           Total current assets                         508,953       (101,928)          407,025

Net Property, Plant and Equipment                        54,230         (4,003)           50,227
Tradenames                                              181,515         (1,475)          180,040
Non-Current Deferred Tax Asset                           49,275        (17,146)(2)        32,129
Other Assets                                             13,815         (2,259)           11,556
                                                      ---------      ---------         ---------

TOTAL ASSETS                                          $ 807,788      $(126,811)        $ 680,977
                                                      =========      =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Revolving line of credit and other current debt     $  70,730      $ (47,551)(3)     $  23,179
  Senior subordinated notes-current                      45,990         45,990
  Accounts payable                                      117,209        (30,955)           86,254
  Accrued expenses                                       57,725         (9,334)           48,391
   Income taxes payable                                  11,417         (7,042)            4,375
                                                      ---------      ---------         ---------
           Total current liabilities                    303,071        (94,882)          208,189
Non-Current Deferred Income Taxes                         3,334              -             3,334
Senior Subordinated Notes                               235,397              -           235,397
Term Loan and Other Notes Payable                       101,512        (29,964)(3)        71,548
Senior Secured Notes                                          -              -
Series C Preferred Stock                                      -              -                 -
Other Long Term Liabilities                              20,283              -            20,283
                                                      ---------      ---------         ---------
           Total liabilities                            663,597       (124,846)          538,751
Minority Interest                                        24,263        (24,263)                -
Convertible Preferred Stock                              40,000              -            40,000
Stockholders' Equity:

  Common stock                                              148              -               148
  Treasury stock - at cost                              (65,793)             -           (65,793)
  Additional paid-in capital                             55,441              -            55,441
  Accumulated other comprehensive income                 11,513         (6,663)            4,850
  Parent company investment                                   -              - (4)             -
  Retained earnings                                      78,619         28,961 (5)       107,580
                                                      ---------      ---------         ---------
           Total stockholders' equity                    79,928         22,298           102,226
                                                      ---------      ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 807,788      $(126,811)        $ 680,977
                                                      =========      =========         =========

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.




(1) Reflects the elimination of AMAP's assets and liabilities.

(2) Reflects the income tax effect of the gain on the disposition of AMAP.

(3) Reflects the amount of debt to be paid using the proceeds from the disposition.

(4) Reflects the elimination of the investment in AMAP.

(5) Represents the gain, net of income tax of $17.1 million, on the disposition of AMAP.

SALTON, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED JULY 2, 2005
(IN THOUSANDS EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------


                                                                  DISPOSITION OF
                                                  HISTORICAL          AMAP (1)            PRO FORMA
Net sales                                        $  1,071,012      $   (289,276)        $    781,736
Cost of goods sold                                    761,254          (221,671)             539,583
Distribution expenses                                  66,848           (12,169)              54,679
                                                 ------------      ------------         ------------
Gross profit                                          242,910           (55,436)             187,474
Selling, general and administrative expenses          240,857           (33,047)             207,810
Impairment loss on intangible assets                    3,211             3,211
Restructuring costs                                     1,015                 -                1,015
                                                 ------------      ------------         ------------
Operating (loss) income                                (2,173)          (22,389)             (24,562)
Interest expense, net                                  53,332            (7,808)(2)           45,524
                                                 ------------      ------------         ------------
(Loss) income before income taxes
    and minority interest                             (55,505)          (14,581)             (70,086)
Income tax (benefit) expense                          (10,107)           (4,466)(3)          (14,573)
Minority interest, net of tax                           6,389            (6,389)                   -
                                                 ------------      ------------         ------------
Net (loss) income                                     (51,787)     $     (3,726)        $    (55,513)
                                                 ============      ============         ============
Weighted average common shares outstanding         11,373,919                             11,373,919
Weighted average common and common                 11,373,919                             11,373,919
  equivalent shares outstanding
Net (loss) income per common share: basic        $      (4.55)                          $      (4.88)
                                                 ============                           ============
Net (loss) income per common share: diluted      $      (4.55)                          $      (4.88)
                                                 ============                           ============



See accompanying notes to unaudited pro forma condensed consolidated statement of operations.



(1) Does not include the gain before taxes on the sale of AMAP of approximately $49.0 million.
(2) Includes the elimination of interest expense of $6.2 million related to the Company's debt as a result of the extinguishment of certain of its debt with the proceeds from the disposition.
(3) Includes the income tax effects of adjustment (2), based on a 37.43% tax rate.

     (c)     Exhibits

             99.1 Sale Agreement between Interactive Capital (Proprietary) Limited, in its own right and for on behalf of each member of a consortium, and Salton, Inc., on behalf of Pifco Overseas Limited. Incorporated by reference to the Company's Current Report on Form 8-K dated August 29, 2005.

                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 4, 2005

                                                 SALTON, INC.


                                                 /s/ WILLIAM B. RUE
                                                 -------------------------------
                                                 William B. Rue
                                                 President and Chief Operating
                                                 Officer and Director

                                  EXHIBIT INDEX





     EXHIBIT
       NO.                                    DESCRIPTION
     -------                                  -----------

       99.1 Sale Agreement between Interactive Capital (Proprietary) Limited, in its own right and for on behalf of each member of a consortium, and Salton, Inc., on behalf of Pifco Overseas Limited. Incorporated by reference to the Company's current report on Form 8-K dated August 29, 2005.



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